As filed with the Securities and Exchange Commission on March 25, 2008

Registration No. 333-115016

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OMTOOL, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	02-0447481 (I.R.S. Employer Identification Number)

6 Riverside Drive

Andover, Massachusetts 01810

(978) 327-5700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel A. Coccoluto

Chief Financial Officer, Treasurer and Secretary

Omtool, Ltd.

6 Riverside Drive

Andover, Massachusetts 01810

(978) 327-5700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

John A. Meltaus, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

(617) 248-5000

Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (No. 333-115016) to deregister, as of the effective date of this Post-Effective Amendment No. 1, any remaining securities registered, but not sold, under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts, on March 25, 2008.

OMTOOL, LTD.

By:	/s/ Daniel A. Coccoluto
Daniel A. Coccoluto
Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Voelk	President, Chief Executive Officer and Director
Robert L. Voelk	(Principal Executive Officer)	March 25, 2008

/s/ Daniel A. Coccoluto	Chief Financial Officer, Treasurer and Secretary
Daniel A. Coccoluto	(Principal Financial and Accounting Officer)	March 25, 2008

/s/ Martin A. Schultz
Martin A. Schultz	Director	March 25, 2008

/s/ Richard D. Cramer
Richard D. Cramer	Director	March 25, 2008

/s/ Arnold E. Ditri
Arnold E. Ditri	Director	March 25, 2008

/s/ William J. Drummey
William J. Drummey	Director	March 25, 2008

/s/ James P. O’Halloran
James P. O’Halloran	Director	March 25, 2008

/s/ William J. Rynkowski, Jr.
William J. Rynkowski, Jr.	Director	March 25, 2008